SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT


                 PURSUANT TO SECTION 13 OR 15(d)
                  of the Securities Act of 1934



        Date of Report (Date of earliest event reported):


                          June 23, 1997



                   NORFOLK SOUTHERN CORPORATION
      (exact name of registrant as specified in its charter)



          Virginia               1-8339         52-1188014
(State or other jurisdiction  (Commission     (IRS Employer
    of incorporation)         File Number)   Identification No.)




      Three Commercial Place, Norfolk, Virginia  23510-2191
             (Address of principal executive offices)



Registrant's telephone number, including area code (757) 629-2680


                            No Change
  (Former name or former address, if changed since last report.)

 Item 5.  Other Events.



 On June 23, 1997, Registrant and CSX Corporation ("CSX") issued a joint press release, a copy of which is attached hereto as
 Exhibit 99, announcing the filing on June 23, 1997, with the Surface Transportation Board of their formal application for control of Conrail Inc. ("Conrail"). Attached as part of
 Exhibit 99 is the "Backgrounder: The Norfolk Southern Operating Plan," which was provided to the wire services at about the same time as the press release.

 That application includes the definitive Transaction Agreement, dated as of June 10, 1997, among CSX, CSX Transportation, Inc., Registrant, Norfolk Southern Railway Company, Conrail Inc., Consolidated Rail Corporation and CRR Holdings LLC ("Transaction Agreement"), to which are annexed various schedules and exhibits, and which (a) elaborates the understandings contained in the Agreement, dated as of April 8, 1997, between Registrant and CSX -- already filed with the Commission -- and (b) specifies, among other things, (i) certain of the routes and assets of Conrail Inc. ("Conrail") over which Registrant and CSX (including affiliates) will have operating and other rights, and (ii) certain other Conrail routes and assets to be used and/or operated by Registrant and CSX (including affiliates) on a joint or shared basis. The Transaction Agreement and certain schedules thereto are attached hereto as Exhibit 10 and are incorporated herein by reference.

 The joint application, by which the press release and the "Backgrounder" are qualified, is a public document, available for review in its entirety at the office of the Surface
 Transportation Board, located at 1925 K Street, NW, Washington,
 D.C. 20423-0001.


 Item 7(c)          Exhibits


    10 Copy of the Transaction Agreement, dated as of June 10, 1997, by and among CSX, CSX Transportation, Inc., Registrant, Norfolk Southern Railway Company, Conrail Inc., Consolidated Rail Corporation and CRR Holdings LLC, with certain schedules thereto.

    99              Copy of joint press release issued by
                    Registrant and CSX on June 23, 1997, and of the "Backgrounder: The Norfolk Southern
                    Operating Plan," issued by Registrant on June
                    23, 1997.

                            Signatures


 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              NORFOLK SOUTHERN CORPORATION
                                      (Registrant)



                              By: /s/ Dezora M. Martin
                                  Dezora M. Martin
                                  Corporate Secretary



 Date: June 30, 1997